Exhibit 99.1

Under Armour, Inc.
1020 Hull Street
Baltimore, MD 21230
CONTACTS:
Media:
Diane Pelkey
Under Armour, Inc.
Tel: 410.246.5927
Investors:
Tom Shaw, CFA
Under Armour, Inc.
Tel: 410.843.7676

UNDER ARMOUR APPOINTS NEW CFO CHIP MOLLOY

Baltimore, MD (December 22, 2015) - Under Armour (NYSE:UA) today announced that Chip Molloy, the former Chief Financial Officer of PetSmart, Inc., will join Under Armour as its new Chief Financial Officer on January 19, 2016. To help ensure a smooth transition, Mr. Molloy will work closely with the company’s current CFO Brad Dickerson, who will remain with the company in an advisory capacity through February.  A seasoned member of Under Armour’s accounting and finance organization, David Bergman, Vice President of Finance & Corporate Controller, will also play a key role in the transition.

Mr. Molloy comes to Under Armour with significant financial executive experience in the consumer retail sector.   He served as EVP and CFO for PetSmart from 2007 until 2013, where in 2011 he was named Institutional Investor’s CFO of the Year for Specialty Retail.  Most recently he served as a Senior Advisor for Atlanta-based private equity firm Roark Capital Group since October 2014 and has served on a number of public company boards of directors.

Mr. Molloy is a native of Maryland and a graduate of the U.S. Naval Academy in Annapolis.  He graduated from Navy Fighter Weapons School or “Top Gun” and served 10 years as a navy fighter pilot.  He also earned an MBA from the Darden Graduate School of Business at the University of Virginia.

“It is extremely exciting to join a company that has not only been phenomenally successful, but also has the potential for significant growth for many years to come.  I feel privileged to have the opportunity to serve Under Armour's customers, teammates, community and shareholders,” said Mr. Molloy.

“Under Armour is a growth company with a dynamic senior leadership team, and we are excited for Chip Molloy to help drive the business on the road to $7.5 billion in revenue by 2018,” said Kevin Plank, Chairman and CEO, Under Armour. “Chip’s success and experience as a public company CFO, his financial expertise and his outstanding leadership qualities will be an invaluable addition to the team.”

About Under Armour, Inc.
Under Armour (NYSE: UA), the originator of performance footwear, apparel and equipment, revolutionized how athletes across the world dress. Designed to make all athletes better, the brand's innovative products are sold worldwide to athletes at all levels. The Under Armour Connected Fitness™ platform powers the world’s largest digital health and fitness community through a suite of applications: UA Record, MapMyFitness, Endomondo and MyFitnessPal. The Under Armour global headquarters is in Baltimore, Maryland. For further information, please visit the Company's website at www.uabiz.com.

Forward Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the implementation of our marketing and branding strategies, and the future benefits and opportunities from acquisitions. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,”  “potential” or the negative of these terms or other comparable terminology.  The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect consumer spending and the financial health of our retail customers; our ability to effectively manage our growth and a more complex global business; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; our ability to comply with trade and other regulations; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption in such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.